UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 20, 2010

Coronado Corp.
(Exact name of registrant as specified in its charter)

Nevada	333-135037	98-0485668
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

518 17th Street, Suite 1000, Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (303) 623-1440

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[   ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 4.01     Changes in Registrant’s Certifying Accountant.

On August 20, 2010, we engaged new auditors as our independent accountants to audit our financial statements. Our Board of Directors and our audit committee approved the change of accountants to Malone Bailey LLP, Certified Public Accountants. Accordingly, we dismissed Seale and Beers, CPAs on August 20, 2010

In connection with the audits of the Company’s financial statements for the nine months ended December 31, 2009, for each of the two fiscal years ended March 31, 2009 and 2008, and in the subsequent interim periods through August 20, 2010, there were no disagreements with Seale and Beers, CPAs on any matter of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Seale and Beers, CPAs would have caused Seale and Beers, CPAs to make reference to the matter in their report. The reports on the financial statements prepared by Seale and Beers, CPAs, for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles except that Seale and Beers, CPAs, expressed in their reports substantial doubt about our ability to continue as a going concern.

We provided Seale and Beers, CPAs with a copy of this Current Report on Form 8-K prior to its filing with the SEC, and requested that they furnish us with a letter addressed to the SEC stating whether they agree with the statements made in this Current Report, and if not, stating the aspects with which they do not agree. A copy of the letter provided from Seale and Beers, CPAs is filed as Exhibit 16.1 to this Current Report on Form 8-K.

We have engaged the firm of Malone Bailey LLP as of August 20, 2010. During the last two fiscal years and subsequent interim periods preceding their engagement, Malone Bailey LLP was not consulted on any matter relating to accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements ..

Item 9.01    Financial Statements and Exhibits

16.1	Letter from Seale and Beers, CPAs

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORONADO CORP.

/s/ Drew Bonnell
Drew Bonnell
Chief Financial Officer and Director
Dated: August 27, 2010